Exhibit 10.7

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of FEBRUARY 8, 2013 (the "Effective Date"), is by and among THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and assigns, "Lender"), and TELETOUCH COMMUNICATIONS, INC., a Delaware corporation ("TCI"), and PROGRESSIVE CONCEPTS, INC., a Texas corporation ("PCI", collectively with TCI, and any other Person identified or named from time to time as a "Debtor" under the Loan Documents, jointly and severally "Debtors"), with respect to the Loan and Security Agreement entered into as of APRIL 30, 2008 by the Lender and the Debtors (as the same has been amended and/or supplemented from time to time), and as the same may be further amended, supplemented, restated, or otherwise modified from time to time (the "Agreement").

RECITALS

WHEREAS, Debtors and Lender entered into the Agreement, as heretofore amended; and

WHEREAS, Lender has made Loans to Debtors pursuant to the terms of the Agreement in the aggregate principal amount immediately prior to the effectiveness of this Amendment of $7,022,303.76, which amount shall be paid down contemporaneously herewith to $3,147,899.68, outstanding as of the Effective Date; and

WHEREAS, in connection with such payment, Debtors have executed and delivered to Lender that certain AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE dated as of the Effective Date (the "Note" and from and after the Effective Date all references to the Note contained in the Loan Documents shall mean such Note); and

WHEREAS, Debtors have requested that Lender grant certain waivers under the Agreement and otherwise amend the Agreement, and Lender is willing to grant the waivers requested by Debtors and so amend the Agreement on the terms and conditions hereinafter set forth; and

WHEREAS, contemporaneously herewith, Debtors and Lender have entered into that certain SUBORDINATION AND INTERCREDITOR AGREEMENT (the "Subordination Agreement") for the benefit of DCP TELETOUCH LENDER, LLC ("DCP"), in its capacity as agent for the lenders described therein; and

WHEREAS, contemporaneously herewith, Debtors and DCP entered into that certain LOAN AND SECURITY AGREEMENT (as amended and in effect from time to time, including any replacement agreement or agreements therefor, the "Senior Loan Agreement"), wherein DCP agreed, upon the terms and subject to the conditions contained therein, to make certain loans (the "Senior Loans") in favor of Debtors, which loans are secured by collateral (as defined in the Senior Loan Agreement); and

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein;

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. Any capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. If there should be a conflict between the provisions of the Agreement and this Amendment, this Amendment shall control. The recitals to this Amendment are hereby incorporated into the terms of this Amendment, and the parties hereto agree that the statements in such recitals are true and correct.

2.           Waivers. Lender hereby waives any and all defaults and Events of Default existing under the Agreement as of the Effective Date, and all conditions or circumstances which would constitute defaults or Events of Default under the Agreement but for the passage of time, the giving of notice, or both (collectively, the "Existing Defaults").

3.           Teletouch Licenses, Inc. The parties agree and acknowledge that effective on October 26, 2012, TLI was dissolved and merged into TCI, and notwithstanding any provision of the Agreement to the contrary, is released from and is no longer a party to or a "Debtor" or "Obligor" under the Agreement.

4.           Consents. Notwithstanding any provision of the Agreement to the contrary, Lender hereby consents to Debtors' execution and delivery of the Subordination Agreement and the Senior Loan Agreement and any ancillary documents related thereto and described therein.

5.            Loans. After giving effect to this Amendment, (a) the aggregate principal amount of the Loans outstanding shall be $$3,147,899.68, (b) Lender shall have no further obligation to make any advance to Debtors under the Loan Documents (c) there are no defenses, counterclaims, offsets, cross-complaints, claims or demands with respect to the Indebtedness evidenced by the Note.

6.            Amendments to the Agreement.

(a)          The following defined terms described in Section 1 of the Agreement shall be deleted and replaced with the following:

“Collateral” shall have the meaning set forth in the Senior Loan Agreement; provided, however, that notwithstanding the foregoing, as used in the Agreement, the term “Collateral“ shall not include, and Lender shall not at any time have any security interest in or any other lien on, any Excluded Assets.

"Note" means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time), including but not limited to that certain AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE dated as of FEBRUARY 8, 2013, executed by Debtor in favor of Lender, in the original principal amount of $3,147,899.68.

"Revolving Credit Maturity Date" shall mean JULY 1, 2016.

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(b)          The following shall be added to the end of the penultimate sentence of the definition of "Permitted Encumbrances":

"; and (xxii) liens incurred in connection with the "Senior Loan Agreement".

(c)          The following defined term shall be added to Section 1:

"Senior Loan Agreement" shall mean that certain Loan and Security Agreement between Debtors, as borrowers, and DCP Teletouch Lender, LLC, in its capacity as agent for the lenders described therein, dated FEBRUARY 8, 2013, together with all loan documents entered into in connection therewith.

(d)          Subsection 2(h) shall be deleted in its entirety and replaced with the following:

"Reserved For Future Use."

(e)          Subsection 6(h) shall be amended by the deletion of the period at the end of Subsection 6(h)(xvi) and the insertion of the following:

; and

(xvii) other Debt incurred in connection pursuant to the Senior Loan Agreement.

(f)          Subsection 6(q) shall be deleted in its entirety and replaced with the following:

"Solvency. After giving effect to the transactions contemplated hereby, it is Debtor's good faith belief after reasonable exercise of its business judgment and subject to the assumptions set forth below, that as of the Closing Date it will be able to pay its debts generally as they become due. For purposes of Subsection 6(q) only, each Debtor has assumed, with Lender's permission, that notwithstanding any defaults by a Debtor with respect thereto, the debts evidenced by the promissory notes secured by the Debtor Mortgage will either (i) not be declared due or accelerated or (ii) to the extent currently due, matured and/or accelerated, will not be enforced or declared to be in default, and will be timely renegotiated to achieve a payment plan with the existing or new creditors."

(g)          Subsection 12(a) shall be deleted in its entirety and replaced with the following:

(a)          Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on, the Indebtedness owing to Lender by Debtor from time to time; provided, however, that all such payment obligations shall be subject to that certain SUBORDINATION AND INTERCREDITOR AGREEMENT (the "Subordination Agreement") for the benefit of DCP TELETOUCH LENDER, LLC ("DCP"), in its capacity as agent for the lenders described therein and Lender.

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(h)          The following Sections of the Agreement are deleted in their respective entirety: (i) Subsections 7 (l), (m), and (n); (ii) Section 9; and (iii) Subsections 10(c) and 10(d).

7.            Events of Default. Notwithstanding any provision of the Agreement to the contrary, so long as any portion of the Senior Loans remain outstanding, Section 12 of the Agreement (other than Section 12(a) and Section 12(e), and Section 12(j)) shall be of no force and effect, and Lender's rights and remedies against Debtors under the Agreement shall be limited to those arising out of a Subordinate Payment Default (as defined in the Subordination Agreement) as described and limited in the Subordination Agreement. The occurrence and continuance of an Event of Default (as term is used in the Senior Loan Agreement) under the Senior Loan Agreement (a "Senior Event of Default"), shall also constitute an Event of Default under this Agreement, but Lender's rights with respect thereto shall remain limited by the Subordination Agreement.

8.            Reporting. Notwithstanding any provision of the Agreement to the contrary, so long as any portion of the Senior Loans remain outstanding, Debtors shall promptly provide Lender with copies of all reports and notices that Debtors provide to DCP pursuant to Section 7 of the Senior Loan Agreement in lieu of the reporting requirements (and any corresponding covenant/negative covenant compliance under the Agreement, including, without limitation, the financial covenants) set forth in the Agreement. Debtors shall promptly provide Lender with notice of a Senior Event of Default.

9.            Miscellaneous.

(a)          Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

(b)          Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)          Counterparts; Execution. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

(d)          Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the conditions precedent that Debtors shall have (i) executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request; and (ii) Debtor shall have reduced the outstanding principal balance of the Indebtedness to a sum not to exceed $3,147,899.68.

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(e)          Representations, Warranties and Confirmations. Each Obligor hereby represents and warrants to Lender that (i) this Amendment and the other Loan Documents have been duly executed and delivered by any Obligor party thereto, are valid and binding upon such Obligor and are enforceable against such Obligor in accordance with their terms, except as limited by any applicable bankruptcy laws, (ii) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Obligor of this Amendment or any other Loan Document, and (iii) the execution, delivery and performance by such Obligor of this Amendment and any other Loan Documents do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which such Obligor is a party or by which such Obligor is bound.

(f)          Ratifications. Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. Without limiting the generality of the foregoing, each Obligor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness. Each Obligor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.

(g)          Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

(h)          Release and Indemnification. (i)          As a material inducement to Lender to enter into this Amendment, each Obligor hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of such Obligor, whether now known or unknown to such Obligor, and whether contingent or matured (a) in connection with any and all obligations owed or owing to the Lender under or in respect of the Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Amendment.

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(ii)         As a material inducement to each of the Debtors to enter into this Amendment, Lender hereby fully, finally, and absolutely and forever releases and discharges each of the Debtors and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, whether now known or unknown to such Lender, arising out of or in connection with the actions or omissions of either or both Debtors in respect of the Existing Defaults or otherwise arising from events occurring prior to the date of this Amendment.

10.         Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

11.         No Further Obligations. Debtors hereby expressly acknowledge and agree that:

(a)          Beyond that which is contained in this Amendment, Lender has not agreed to and Lender has no obligation whatsoever to discuss, negotiate or to agree to, restructuring any of the obligations owed or owing to Lender by Debtors or any modification, amendment, restructuring, or reinstatement of the Loan Documents, or to forbear from exercising its rights and remedies thereunder or hereunder at law or in equity;

(b)          If there are any future discussions between Lender and Debtors concerning any such restructuring, modification, amendment, reinstatement or forbearance, that:

(i)          there exists no duty or obligation on the part of Lender to Debtors to conduct any such discussions or negotiations according to any standard of conduct whatsoever, including, without limitation, any so-called standards of "good faith" or "fair dealing" or the like;

(ii)         no restructuring, modification, amendment, reinstatement, forbearance, compromise, settlement, agreement or understanding with respect to any obligations owed or owing by Debtors to Lender, or the Loan Documents, for any term, provision, covenant or condition or any aspect of said agreements, shall constitute a legally binding agreement or contract, or have any force or effect whatsoever unless or until reduced to writing and signed by authorized representatives of all parties, and that none of the parties hereto shall assert a claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of the Loan Documents; and

(iii)        the execution and delivery of this Amendment has not established nor shall be deemed to have established any course of dealing between the parties hereto or obligation or agreement of any nature whatsoever on the part of Lender with respect to any future or further restructuring, modification, amendment, reinstatement, compromise, settlement, or understanding by Lender with respect to the Loan Documents, in the exercise of Lender's rights and remedies thereunder or at law or in equity, or any future or additional fundings or extensions of credit by Lender thereunder.

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NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Effective Date.

LENDER:		ADDRESS:

THERMO CREDIT, LLC		639 Loyola Avenue, Suite 2565
New Orleans, LA 70113
By:	/s/ Seth Block
Name:	Seth Block
Title:	Executive Vice President

DEBTOR:		ADDRESS:

TELETOUCH COMMUNICATIONS, INC.		5718 Airport Freeway
Ft. Worth, TX 76117
By:	/s/ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President and Chief Operating Officer

PROGRESSIVE CONCEPTS, INC.		ADDRESS:

By:	/s/ Thomas A. Hyde, Jr.	5718 Airport Freeway
Name:	Thomas A. Hyde, Jr.	Ft. Worth, TX 76117
Title:	President and Chief Executive Officer

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